UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

Anteris Technologies Global Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-42437	99-1407174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Toowong Tower, Level 3, Suite 302
9 Sherwood Road
Toowong, QLD
Australia	4066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 7 3152 3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 29, 2025, Anteris Technologies Global Corp. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) at which a quorum was present.  The matters listed below were submitted to a vote of the Company’s stockholders at the Special Meeting through the solicitation of proxies. Detailed descriptions of the proposals are included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 18, 2025 (the “Proxy Statement”).

A total of 18,687,740 shares of the Company’s common stock were present at the Special Meeting in person, by virtual attendance, or by proxy, which represents approximately 51.8% of the shares of common stock outstanding as of August 11, 2025, which was the record date for the Special Meeting.

Proposal 1. The ASX Waiver Proposal

The Company’s stockholders approved ASX Limited’s grant to the Company of a waiver from Australian Securities Exchange Listing Rule 7.1 to permit the Company to issue new securities without obtaining the approval of the Company’s stockholders under ASX Listing Rule 7.1, and otherwise on the terms and conditions summarized in the Proxy Statement (the “ASX Waiver Proposal”).  The final voting results are as follows:

Votes For	Votes Against	Abstentions
13,655,466	2,601,191	2,431,083

Proposal 2. The Adjournment Proposal

In connection with the Special Meeting, the Company’s stockholders approved the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the ASX Waiver Proposal. No adjournment was necessary as Proposal 1 was approved. The final voting results are as follows:

Votes For	Votes Against	Abstentions
13,762,610	2,461,912	2,463,218

Item 8.01	Other Events

PARADIGM Trial Update

Patient enrollment in the Company’s global pivotal registration trial (the "PARADIGM Trial"), initially expected in the third quarter 2025, is now anticipated to commence in the fourth quarter 2025.
Following the Investigational Device Exemption ("IDE") review, the Federal Drug Administration ("FDA") requested additional information, primarily related to bench testing, which the Company has now addressed in a formal response. The IDE submission incorporates both the clinical study protocol and the underlying technology package, which demonstrates the DurAVR® THV System has been appropriately developed and tested for use in the global pivotal trial.
In parallel, regulatory submissions to competent authorities in Europe are underway, highlighting the Company’s commitment to advancing the PARADIGM Trial across multiple regions.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anteris Technologies Global Corp.

Date: September 29, 2025
	By:	/s/ Wayne Paterson
	Name:	Wayne Paterson
	Title:	Vice Chairman and Chief Executive Officer